EXHIBIT B
STOCK PURCHASE AGREEMENT
     THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into this 30th day of December, 2005, by and between GE POWER SYSTEMS EQUITIES, INC., a Delaware corporation (“Seller”), and SMART HYDROGEN INC., a BVI Business Company incorporated under the laws of the British Virgin Islands (“Purchaser”).
W I T N E S S E T H:
     WHEREAS, Seller owns 2,714,700 shares (the “Shares”) of the Common Stock, par value $0.01 per share, of PLUG POWER INC., a Delaware corporation (the “Company”); and
     WHEREAS, Purchaser desires to purchase the Shares from Seller, and Seller desires to sell the Shares to Purchaser, subject to the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the premises and of other valuable consideration set forth herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Sale of the Shares. Seller hereby sells, assigns, transfers, and conveys to Purchaser all right, title, and interest in and to (i) the Shares free and clear of any and all Liens and (ii) subject to any and all necessary approvals and consents of the Company and any third parties, all registration and similar rights held by the Seller with respect to the Shares. Simultaneously with payment by Purchaser of the Purchase Price (as defined in Section 2), Seller shall execute and deliver to Purchaser a stock transfer power in the form of Exhibit A attached hereto.
     2. Purchase Price. As consideration for, and simultaneously with, Seller’s delivery of the Shares to Purchaser hereby, Purchaser hereby pays to Seller cash in the amount of U.S. $14,116,440.00 (the “Purchase Price”) by wire transfer of immediately available funds to the following bank account:

Bank Name:	Deutsche Bank Trust Company Americas
PO Box 318, Church Street Station
New York, NY 10008-0318
SWIFT:	BKTRUS33
ABA No.:	021001033
Beneficiary Name:	GE Packaged Power, Inc.
Account No.:	00-388-615
Contact Name:	Brian Barlund
The parties hereto acknowledge and agree that the Purchase Price may be paid on Purchaser’s behalf by Branton Limited, a company organized under the laws of the Commonwealth of the Bahamas.

     3. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as follows:
     a. Seller is the beneficial and record owner of the Shares, free and clear of all Liens, and has the full power and legal right to sell, assign, transfer, and convey the same. The Shares represent all of the equity interests in the Company owned by Seller or, to Seller’s knowledge, Richard R. Stewart, or to which or in which Seller or, to Seller’s knowledge, Richard R. Stewart, has any right or interest.
     b. Seller has the requisite corporate power and authority to execute, deliver and perform this Agreement and each of the ancillary agreements to be executed in connection herewith to which Seller is a party.
     c. The execution, delivery and performance by Seller of this Agreement and such ancillary agreements has been duly and validly authorized and approved by all necessary corporate action on the part of Seller.
     d. Neither the execution and delivery by Seller of this Agreement nor the consummation of the transactions contemplated hereby, will (i) conflict with or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, suspension, modification, or acceleration of any obligation under, any Contract to which Seller (or any Affiliate thereof), on the one hand, and the Company (or any Affiliate thereof), on the other hand, are parties; or (ii) to the Seller’s knowledge, give any Person the right to require any Company security to be repurchased by the Company.
     Except as contained in this Agreement, Seller makes no representation or warranty, express or implied, regarding the Shares, the Company or any other matter.
     4. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as follows:
     a. Purchaser has the requisite corporate power and authority to execute, deliver and perform this Agreement and each of the ancillary agreements to be executed in connection herewith to which Purchaser is a party.
     b. The execution, delivery and performance by Purchaser of this Agreement and such ancillary agreements has been duly and validly authorized and approved by all necessary corporate action on the part of Purchaser.
     c. Purchaser understands that the Shares were issued to Seller and are being sold to Purchaser without registration under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state (the “State Acts”), in reliance upon exemptions provided by the Securities Act and the State Acts and the regulations promulgated thereunder.

Purchaser further understands that such reliance is based in part upon its representations set forth in this Agreement.
     d. Purchaser is an “Accredited Investor” as defined in Rule 501(a) under the Securities Act. Purchaser understands that the Shares have not been registered under the Securities Act or the State Acts, and agrees that it may not resell, pledge, transfer, convey or otherwise dispose of any Shares unless such Shares are registered thereunder or unless an exemption from registration is available.
     e. Seller is under no obligation to cause registration of the Shares or to assist Purchaser in complying with any exemption from registration.
     f. Purchaser is the sole party in interest as to the Shares acquired by it hereunder and is acquiring such Shares for investment, for its own account, and not with a view toward the resale or distribution thereof. Purchaser has not offered or sold any of the Shares within the meaning of the Securities Act or any state securities law. Purchaser has no present nor contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or that is likely to compel a disposition of any of the Shares.
     g. Purchaser is able to fend for itself in the acquisition of the Shares acquired by it hereunder and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquiring the Shares and to make an informed decision with respect thereto. Purchaser understands that it may be required to continue to bear the economic risk associated with the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act, the State Acts or any other state or comparable securities laws.
     h. Purchaser acknowledges that neither Seller nor the Company has prepared, and that it has not requested the preparation of, a written prospectus or disclosure statement in connection with the sale of the Shares.
     i. The offer to sell or the solicitation of the offer to buy the Shares was directly communicated to Purchaser, and at no time did Purchaser or the Seller or the Company, or any person acting on behalf of such parties, offer to sell or solicit the offer to buy the Shares by any form of general solicitation or general advertising.
     Except as contained in this Agreement, Purchaser makes no representation or warranty, express or implied, regarding itself, the transactions contemplated hereby, the Shares, the Company, or any other matter.
     5. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
     “Affiliate” shall mean, with respect to a Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by, or is under common control with such

Person, with “control” for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or voting interests, by contract, or otherwise.
     “Contract” shall mean any note, bond, indenture, mortgage, deed of trust, lease, franchise, contract, instrument, or other agreement, obligation, or commitment of any nature, written or oral.
     “Lien” shall mean any lien, pledge, charge, claim, security interest, purchase agreement, option, restriction on transfer (other than restrictions upon transfer under the Securities Act, the State Acts, or foreign securities laws), or other encumbrance of any nature whatsoever, whether consensual, statutory, or otherwise.
     “Person” shall mean a person, corporation, partnership, limited liability company, joint venture, trust, or other entity or organization.
     6. Miscellaneous. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. The provisions of this Agreement (i) shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law principles, (ii) shall not be modified, amended or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the prior written consent of all of the parties hereto, and (iii) constitute the entire agreement between Seller and Purchaser relative to the subject matter hereof and supersede any previous agreement between Seller and Purchaser relative to the subject matter hereof.
[Signature Page to Follow]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

Seller: GE POWER SYSTEMS EQUITIES, INC.
By:	/s/ Thomas P. Saddlemire
	Name:	Thomas P. Saddlemire
	Title:	Authorized Person

Purchaser: SMART HYDROGEN INC.
By:	/s/ Sergey Polikarpov
	Name:	Sergey Polikarpov
	Title:	Director

[SIGNATURE PAGE TO STOCK AGREEMENT]

Exhibit A
Stock Transfer Power

STOCK TRANSFER POWER
     FOR VALUE RECEIVED, as of the date set forth below, the undersigned hereby sells, assigns, transfers, and conveys unto Smart Hydrogen Inc., a BVI Business Company incorporated under the laws of the British Virgin Islands (“Smart Hydrogen”) Two Million Seven Hundred Fourteen Thousand Seven Hundred (2,714,700) shares of the common stock, $0.01 par value per share, of Plug Power Inc. (the “Corporation”), represented in the aggregate by Certificate Numbers PLG 4816, PLG 3925, PLG 3033, PLG 4335 and PLG 4665, and hereby irrevocably constitutes and appoints _____________________as attorney to transfer the said shares on the books of the Corporation with full power of substitution in the premises.

GE Power Systems Equities, Inc.
By:
	Name:	Thomas P. Saddlemire
	Title:	Authorized Person
	Date:	December 30, 2005